APPENDIX 1: SUMMARY BUDGET INFORMATION

COMPARATIVE STATEMENT OF SURPLUS OR DEFICIT
Thousands
$

	Year Ending March 31

	2014	2014	2015
	Estimate	Revised	Estimate

Revenue
Ordinary Account	7,565,600	7,307,363	7,677,344
Capital Account	81,044	71,852	56,311
Special Purpose Account	61,658	63,189	62,007
Special Operating Agencies (net)	79,133	58,333	44,727
Sinking Fund Earnings	206,500	206,500	195,700
Total Revenue	7,993,935	7,707,237	8,036,089

Expense
Ordinary Account	7,930,758	7,728,587	7,894,060
Capital Account	44,689	55,830	41,926
Special Purpose Account	72,462	75,240	69,656
Special Operating Agencies (net)	69,199	48,082	32,448
Amortization of Tangible Capital Assets	355,520	363,620	389,124
Total Expense	8,472,628	8,271,359	8,427,214

Surplus (Deficit)………………………………(478,693)		(564,122)	(391,125)

COMPARATIVE STATEMENT OF CHANGE IN NET DEBT
Thousands
$

	Year Ending March 31
	2014	2014	2015
	Estimate	Revised	Estimate
Surplus (Deficit)	(478,693)	(564,122)	(391,125)
Acquisition of Tangible Capital Assets	(421,374)	(406,714)	(528,705)
Amortization of Tangible Capital Assets	355,520	363,620	389,124
Deferred Revenue Related to Tangible Capital Assets*	(49,894)	-	-
(Increase) Decrease in Net Debt	(594,441)	(607,216)	(530,706)

*Due to a change in the classification of deferred capital contributions on the statement of financial position in 2012-2013, an adjustment to net debt for the change in deferred capital contributions is no longer required.

TOTAL REVENUE
2014-2015
Thousands
$

			SPECIAL	SPECIAL
	ORDINARY	CAPITAL	PURPOSE	OPERATING
DEPARTMENT	ACCOUNT	ACCOUNT	ACCOUNT	AGENCIES	TOTAL

Agriculture, Aquaculture
and Fisheries	9,295	-	-	-	9,295
Economic Development	11,386	20	-	34,457	45,863
Education and Early
Childhood Development	26,137	-	22,870	-	49,007
Energy Efficiency and Conservation
Agency of New Brunswick	456	-	-	-	456
Energy and Mines	18,469	-	-	-	18,469
Environment and Local Government	4,934	-	8,780	-	13,714
Finance	6,610,966	-	56	-	6,611,022
Government Services	11	-	10	-	21
Health	37,680	1,000	2,015	-	40,695
Healthy and Inclusive Communities	-	-	790	-	790
Invest New Brunswick	616	-	-	-	616
Justice	51,942	-	449	-	52,391
Legislative Assembly	495	-	-	-	495
Natural Resources	87,296	40	3,347	-	90,683
Office of the Attorney General	384	-	500	-	884
Other Agencies	446,033	-	-	-	446,033
Post-Secondary Education, Training
and Labour	140,075	-	1,903	4,796	146,774
Public Safety	158,965	-	9,188	6,000	174,153
Social Development	63,254	50	10,679	-	73,983
Tourism, Heritage and Culture	3,122	-	789	4,428	8,339
Transportation and Infrastructure	5,828	55,201	631	91,756	153,416
Sub-Total	7,677,344	56,311	62,007	141,437	7,937,099

Sinking Fund Earnings					195,700
Inter-account Transactions	-	-	-	(96,710)	(96,710)

TOTAL REVENUE	7,677,344	56,311	62,007	44,727	8,036,089

COMPARATIVE STATEMENT OF ESTIMATED GROSS REVENUE BY SOURCE
Thousands
$

	Year Ending March 31

	2014	2014	2015
	Estimate	Revised	Estimate

Taxes
Personal Income Tax	1,416,000	1,365,000	1,508,000
Corporate Income Tax	236,400	219,400	251,000
Metallic Minerals Tax	2,000	0	0
Provincial Real Property Tax	481,500	470,000	481,300
Harmonized Sales Tax	1,159,800	1,062,200	1,146,500
Gasoline and Motive Fuels Tax	243,000	240,000	240,000
Tobacco Tax	157,000	149,000	150,700
Pari-Mutuel Tax	600	600	600
Insurance Premium Tax	47,205	47,505	47,205
Real Property Transfer Tax	11,500	13,000	13,000
Large Corporation Capital Tax	0	(2,118)	0
Financial Corporation Capital Tax	28,000	25,000	27,000
Sub-Total: Taxes	3,783,005	3,589,587	3,865,305

Return on Investment	326,840	265,958	253,994
Licences and Permits	138,267	140,168	138,843
Sale of Goods and Services	293,867	283,375	291,607
Royalties	110,855	90,410	94,255
Lotteries and Gaming Revenues	153,347	150,127	145,730
Fines and Penalties	8,294	8,053	8,164
Miscellaneous	36,959	53,323	48,315

TOTAL: OWN SOURCE REVENUE	4,851,434	4,581,001	4,846,213

Unconditional Grants – Canada
Fiscal Equalization Payments	1,562,000	1,562,000	1,665,950
Canada Health Transfer	664,000	677,300	682,400
Canada Social Transfer	262,300	264,300	267,500
Wait Times Reduction Transfer	5,368	5,382	0
Other	1,866	1,866	1,866
Sub-Total: Unconditional Grants – Canada	2,495,534	2,510,848	2,617,716

Conditional Grants – Canada	218,632	215,514	213,415

TOTAL: GRANTS FROM CANADA	2,714,166	2,726,362	2,831,131

TOTAL: GROSS ORDINARY REVENUE	7,565,600	7,307,363	7,677,344

TOTAL EXPENSE
2014-2015
Thousands
$

			SPECIAL	SPECIAL
	ORDINARY	CAPITAL	PURPOSE	OPERATING
DEPARTMENT	ACCOUNT	ACCOUNT	ACCOUNT	AGENCIES	TOTAL

Agriculture, Aquaculture and Fisheries	36,564	600	-	-	37,164
Economic Development	98,039	4,125	-	38,015	140,179
Education and Early
Childhood Development	1,085,771	2,306	22,770	-	1,110,847
Energy Efficiency and Conservation
Agency of New Brunswick	8,699	-	-	-	8,699
Energy and Mines	9,130	-	-	-	9,130
Environment and Local Government	136,903	500	4,500	-	141,903
Executive Council Office	17,247	-	-	-	17,247
Finance	17,967	-	56	-	18,023
General Government	801,776	-	-	-	801,776
Government Services	54,961	-	15	-	54,976
Health	2,588,308	22,500	2,500	-	2,613,308
Healthy and Inclusive Communities	18,537	-	790	-	19,327
Human Resources	3,514	-	-	-	3,514
Invest New Brunswick	17,638	-	-	-	17,638
Justice	42,699	-	449	-	43,148
Legislative Assembly	30,001	-	-	-	30,001
Natural Resources	101,096	965	3,202	-	105,263
Office of the Attorney General	18,178	-	325	-	18,503
Office of the Premier	1,628	-	-	-	1,628
Post-Secondary Education, Training
and Labour	593,812	2,000	1,956	4,796	602,564
Public Safety	145,468	-	12,523	6,000	163,991
Service of the Public Debt	685,000	-	-	-	685,000
Social Development	1,092,059	-	18,000	-	1,110,059
Tourism, Heritage and Culture	41,218	750	820	4,462	47,250
Transportation and Infrastructure	273,447	521,407	1,750	75,885	872,489
Total Expenditure	7,919,660	555,153	69,656	129,158	8,673,627

Investment in Tangible Capital Assets	(15,478)	(513,227)	-	-	(528,705)
Inter-account Transactions	(10,122)	-	-	(96,710)	(106,832)
Amortization of Tangible Capital Assets					389,124

TOTAL EXPENSE	7,894,060	41,926	69,656	32,448	8,427,214

FISCAL RESPONSIBILITY AND BALANCED BUDGET ACT
Millions
$

	2011-2012 to 2014-2015 Fiscal Period
		Year Ending March 31
	2012	2013	2014	2015
	Actual	Actual	Revised	Estimate
Total Revenue	7,789.0	7,781.7	7,707.2	8,036.1
Add: Required Changes Under the Act	0.0	0.0	69.8	10.3
Adjusted Revenue	7,789.0	7,781.7	7,777.0	8,046.4
Total Expense	8,049.6	8,289.4	8,271.4	8,427.2
Adjusted Surplus (Deficit) for the Year	(260.6)	(507.7)	(494.3)	(380.8)
Cumulative Difference - Beginning of Year	0.0	(260.6)	(768.3)	(1,262.6)
Cumulative Difference - End of Year	(260.6)	(768.3)	(1,262.6)	(1,643.4)

		Year Ending March 31
	2012	2013	2014	2015
Net Debt	10,122.2	11,054.0	11,661.2	12,191.9
GDP (December 31)	31,291	31,543	31,701	32,335
Ratio of Net Debt-to-GDP	32.3%	35.0%	36.8%	37.7%

Note: Columns may not add due to rounding.

APPENDIX 2: MULTI-YEAR CAPITAL PLAN
Thousands
$

		Year Ending March 31

	2015	2016	2017
	Budget	Projection	Projection

Agriculture, Aquaculture and Fisheries
Marshland Maintenance	400	400	400
Equipment	200	200	200
Capital Improvements - Infrastructure	80	490	-
Total	680	1,090	600

Economic Development
Economic Development and Innovation	4,125	2,875	2,875
Total	4,125	2,875	2,875

Education and Early Childhood Development
Capital Equipment - Public Schools	2,306	2,875	2,650
Capital Construction - Public Schools	81,650	59,053	28,830
Capital Improvements - Public Schools	15,459	19,000	18,000
Total	99,415	80,928	49,480

Environment and Local Government
Local Service Districts - Infrastructure	500	500	500
Total	500	500	500

Health
Capital Equipment - Public Hospitals	22,500	20,000	20,000
Capital Construction - Public Hospitals	35,785	51,500	48,000
Capital Improvements - Public Hospitals	6,000	6,000	6,000
Total	64,285	77,500	74,000

Legislative Assembly
Capital Improvements	550	450	450
Total	550	450	450

Natural Resources
Musquash Watershed Infrastructure	765	1,000	1,000
Sentier NB Trail Infrastructure	200	400	500
Total	965	1,400	1,500

Post-Secondary Education, Training and Labour
Deferred Maintenance Program - Public
Universities	2,000	2,000	2,000
Capital Improvements - Community Colleges	-	1,000	1,000
Total	2,000	3,000	3,000

MULTI-YEAR CAPITAL PLAN
Thousands
$

		Year Ending March 31

	2015	2016	2017
	Budget	Projection	Projection

Tourism, Heritage and Culture
Capital Improvements - Parks, Attractions, and
Heritage Sites	750	750	750
Total	750	750	750

Transportation and Infrastructure
Permanent Bridges	48,911	67,204	74,524
Permanent Highways	85,642	108,396	153,302
Rural Road Infrastructure	47,500	50,000	50,000
Canada - New Brunswick National Highway
System Program	31,244	55,000	43,972
Capital Administration	3,000	3,000	3,000
Capital Improvements - Infrastructure	6,986	9,056	9,604
Vehicle Management Agency	10,000	10,000	16,000
Total	233,283	302,656	350,402

Sub-Total	406,553	471,149	483,557

Public-Private Partnerships
Restigouche Hospital Centre	148,600	-	-

New Projects	-	15,000	30,000

TOTAL - CAPITAL EXPENDITURES	555,153	486,149	513,557